Exhibit 99.1

Investor Relations Contact:	Media Contact:
Brian Tanner, Hawaiian Telcom	Su Shin, Hawaiian Telcom
(808) 546-3442	(808) 546-5466
brian.tanner@hawaiiantel.com	su.shin@hawaiiantel.com

For Immediate Release

Hawaiian Telcom to Acquire SystemMetrics Corporation

Acquisition Significantly Increases the Scale and Scope of Data Center Business

HONOLULU (Thursday, September 5, 2013) — Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM), Hawaii’s leader in integrated communications solutions, today announced that it has entered into a definitive agreement to acquire SystemMetrics Corporation in a cash transaction valued at approximately $16 million, subject to customary working capital adjustments and earn-out provisions.  SystemMetrics, which currently generates annual revenues of approximately $8 million and pro-forma EBITDA of approximately $2 million, will become a wholly-owned subsidiary of Hawaiian Telcom Services Company, Inc.

SystemMetrics, headquartered in Honolulu, is a premier data center services provider focused on enterprise-class colocation and cloud-computing solutions for small and medium-sized business customers, as well as large enterprises.  The company operates a state-of-the-art facility in Honolulu with up to 6,500 square feet of data center capacity and room for expansion.  The best-in-class facility was established in 2011 and uses the newest and most energy efficient technology to serve more than 400 customers.

“This is a real exciting opportunity for Hawaiian Telcom and will enable us to accelerate our overall growth strategy,” said Eric K. Yeaman, Hawaiian Telcom’s president and CEO.  “Our goal is to be the preeminent cloud and colocation services provider in the State of Hawaii, and this acquisition significantly advances that objective by increasing the scale and scope of our existing data center business and improving time to market.  Additionally, it complements our existing portfolio of business service offerings and better positions us to execute on our overall strategic plan and drive value for shareholders.”

“With this transaction we reach a significant milestone for SystemMetrics as we join Hawaiian Telcom with a shared vision to transform and accelerate data center services in Hawaii,” said Earl E. Ford, SystemMetrics’ president and CEO.  “Hawaiian Telcom’s significant resources and commitment to strengthen its position in the data center market, and demonstrated success in serving the technology needs of Hawaii’s business community makes it an ideal match for us.”

Two important trends driving growth in data center services are rapid adoption of cloud-based technologies by business customers to run their most important business functions, and the accelerating demand for outsourced solutions.  Market research estimates the Hawaii data center services opportunity is over $100 million.  Hawaii’s companies are managing massive amounts of mission critical data, network applications and security services.  By partnering with experts in data center services and communications infrastructure management such as Hawaiian Telcom and SystemMetrics, companies can focus on growing their business.

“Our two companies share similar values and are committed to technology innovation and superior customer service,” commented Yeaman.  “Leveraging these shared values and the critical skills and knowledge of both organizations with our multi-site, multi-island facilities will better position us to meet the needs of our customers and capitalize on the key opportunities that exist in the marketplace.”

Hawaiian Telcom is targeting completion of the transaction by September 30, 2013.

Forward-Looking Statements

In addition to historical information, this release includes certain statements and predictions that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statement, projection or estimate that includes or references the words “believes”, “anticipates”, “intends”, “expects”, or any similar expression falls within the safe harbor of forward-looking statements contained in the Reform Act.  There is no assurance that the acquisition described herein will close and actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to, Hawaiian Telcom’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of communication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; adjustments resulting from year-end audit procedures; and Hawaiian Telcom’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Hawaiian Telcom’s 2012 Annual Report on Form 10-K. The information contained in this release is as of September 5, 2013. It is anticipated that subsequent events and developments may cause estimates to change.

About Hawaiian Telcom

Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM), headquartered in Honolulu, is Hawaii’s leading provider of integrated communications and entertainment solutions for business and residential customers. With roots in Hawaii beginning in 1883, the Company offers a full range of services including voice, video, Internet, data, wireless, and advanced communication and network services supported by the reach and reliability of its network and Hawaii’s only 24/7 state-of-the-art network operations center. With employees statewide sharing a commitment to innovation and a passion for delivering superior service, Hawaiian Telcom provides an Always OnSM customer experience.  For more information, visit www.hawaiiantel.com.